UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2009 (June 19, 2009)

EMBASSY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-1449794	26-3339011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant tor Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 19, 2009, Embassy Bancorp, Inc. (the “Company”), the holding company of Embassy Bank for the Lehigh Valley (the “Bank”), filed Articles of Amendment with the Pennsylvania Department of State (the “Department”), pursuant to which the Company’s Articles of Incorporation were amended to increase the number of authorized shares of common stock to 20,000,000 and to provide for the authorization of 10,000,000 shares of blank check preferred stock (the “Amendment”). The Amendment was approved at the annual meeting of the shareholders of the Company held on June 18, 2009, and became effective upon the filing of the Articles of Amendment with the Department.

The text of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by this reference.

On June 19, 2009, the Company announced that Frederic C. Jacobs was appointed to the honorary position of Director Emeritus and that Elmer D. Gates has resigned as Chairman of the Board of Directors of the Company and the Bank.  Mr. Gates will continue to serve as a Director of both institutions.  David M. Lobach, Jr., Vice Chairman, President and Chief Executive Officer of the Company, was unanimously elected by the Board of Directors to succeed Mr. Gates as Chairman.

A copy of the press release announcing the foregoing is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Text of the Amendment to the Articles of Incorporation of Embassy Bancorp, Inc.

99.1	Press Release issued June 19, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBASSY BANCORP, INC.

Date: June 19, 2009	By:	/s / Judith A. Hunsicker

	Name:	Judith A. Hunsicker
	Title:	Senior Executive Vice President,
Chief Operating and Financial Officer